EXHIBIT 10.3

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into as of this 29th day of July, 2006, by and between Boston Scientific Corporation, a corporation organized and existing under the laws of the State of Delaware (“BSC”), Guidant Corporation, a corporation organized and existing under the laws of the State of Indiana (“Guidant”), Cardiac Pacemakers, Inc., a corporation organized and existing under the laws of the State of Minnesota (“CPI”), Guidant Sales Corporation, a corporation organized and existing under the laws of the State of Indiana (“GSC”), and Advanced Bionics Corporation, a corporation organized and existing under the laws of the State of Delaware (“ABC”), on the one hand (hereinafter collectively referred to as the “BSC Parties”), and St. Jude Medical, Inc., a corporation organized and existing under the laws of the State of Minnesota (“St. Jude”), St. Jude Medical S.C., Inc., a corporation organized and existing under the laws of the State of Minnesota (“SJMSC”), Pacesetter, Inc., a corporation organized and existing under the laws of the State of Delaware (“Pacesetter”), and Advanced Neuromodulation Systems, Inc., a corporation organized and existing under the laws of the State of Texas (“ANS”), on the other hand (hereinafter collectively referred to as the “St. Jude Parties”). The BSC Parties and the St. Jude Parties shall collectively be referred to as the “Parties” in this Agreement.

RECITALS

WHEREAS, there currently are pending between the BSC Parties and the St. Jude Parties the following cases:

1.	Cardiac Pacemakers, Inc.et al. v. St. Jude Medical, Inc. et al., Civil Action No. 1-96-cv-1718 DFH/TAB, (S.D. Ind.) (the “Indiana case”);

2.	Pacesetter, Inc. et al. v. Cardiac Pacemakers, Inc.et al., Case No. 02-1337 DWF/SRN, (D. Minn.) (the “Minnesota Pacesetter case”);

3.	Cardiac Pacemakers, Inc. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-1016 JMR/FLN (D. Minn.) (the “Minnesota CPI case”);

4.	Guidant Corp. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-0067-SLR (D. Del.) (the “Delaware case”);

5.	Pacesetter, Inc. et al. v. Intermedics, Inc. et al., Case No. CV 06-3166 GHK(FFMx) (C.D. Cal.) (the “California case”);

6.	Advanced Neuromodulation Systems, Inc. v. Advanced Bionics Corp., Civil Action No. 4:04cv131 (E.D. Tex); Advanced Bionics Corp. v. Advanced Neuromodulation Systems, Inc., Civil Action No. 4:04cv131 (E.D. Tex.); and the Advanced Neuromodulation Systems, Inc. v. Advanced Bionics Corp arbitration, Institute for Conflict Prevention and Resolution Case No. G-06-08A (the “ANS/ABC cases”);

all of which are collectively referred to herein as the “Litigation”;

WHEREAS, the BSC Parties and the St. Jude Parties entered into discussions in an effort to resolve the Litigation;

WHEREAS, in connection with the discussions with the BSC Parties (and with their permission), the St. Jude Parties entered into discussions with representatives of MFV (as defined below) in an effort to resolve the Indiana case and the Delaware case, but the St. Jude Parties’ efforts at negotiating a resolution of those cases with the representatives of MFV were unsuccessful;

WHEREAS, the Parties now wish to settle certain cases of the Litigation and to limit the issues remaining in the rest of the Litigation, upon the terms and conditions set forth in this Agreement (and the Exhibits hereto);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, and of the good and valuable consideration flowing from each party to the other, the Parties hereto, intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

Definitions

Section 1.01. Affiliates. “Affiliates” as used herein shall have the meaning set forth in the CRM License Agreement.

Section 1.02. CRM License Agreement. “CRM License Agreement” as used herein shall mean the license agreement relating to cardiac rhythm management products by and between Boston Scientific Corporation and St. Jude Medical, Inc., dated July 29, 2006, an executed copy of which is attached hereto as Exhibit A.

Section 1.03. SCS License Agreement. “SCS License Agreement” as used herein shall mean the license agreement relating to spinal cord stimulation products by and between Boston Scientific Corporation and St. Jude Medical, Inc., dated July 29, 2006, an executed copy of which is attached hereto as Exhibit B.

Section 1.04. Medtronic Action. The “Medtronic Action” as used herein shall mean the litigation captioned Medtronic, Inc. v. Guidant Corporation, et al., case number 05-1515, currently pending in the U.S. Court of Appeals for the Federal Circuit, and any continuation of that action at the district court or appellate court levels following the issuance of a mandate by the Federal Circuit.

Section 1.05 MFV.      “MFV” as used herein shall mean Mirowski Family Ventures, LLC, a limited liability company organized under the laws of the State of Maryland. MFV is also a plaintiff adverse to the St. Jude Parties in the Indiana case and the Delaware case.

Section 1.06. SCS Field. “SCS Field” as used herein shall have the meaning set forth in the SCS License Agreement.

Section 1.07. Derivative Product. “Derivative Product” as used herein shall mean any product subsequently approved by applicable regulatory authorities for use in spinal cord stimulation to manage chronic pain of the trunk and limbs that is of substantially equivalent design and functionality as a product that is commercially marketed and sold as of the Effective Date. In the interest of clarity, a future product shall be considered a “Derivative Product” unless it is covered by a patent (other than the Licensed Patents) that does not cover a product commercially marketed and sold as of the Effective Date. Whether a future product is a “Derivative Product” shall be determined on a patent-by-patent basis; a future product that is not a “Derivative Product” with respect to one patent shall not be exposed to claims of infringement based on any other patent for which the product is a “Derivative Product.”

Section 1.08. Effective Date. “Effective Date” as used herein shall mean July 29, 2006.

ARTICLE II

Dismissal of Certain Cases and Narrowing of Issues In Remaining Cases

Section 2.01.     Contemporaneously with the execution of this Agreement, the Parties shall execute and promptly file with the appropriate courts the following documents:

a.	A stipulation for dismissal with prejudice of the Minnesota Pacesetter case in the form of Exhibit C;
b.	A stipulation for dismissal with prejudice of the Minnesota CPI case in the form of Exhibit D;
c.	A stipulation for dismissal with prejudice of the California case in the form of Exhibit E;
d.	A stipulation for dismissal with prejudice of the ANS/ABC cases in the form of Exhibits F and G;

The foregoing cases constitute the “Dismissed Litigation.” Those cases not so dismissed pursuant to this Section 2.01 constitute the “Remaining Litigation.”

Section 2.02.    The Parties further agree that the issues remaining to be litigated in the Remaining Litigation shall be circumscribed and continue only within the following parameters:

a.	The Indiana case.
i.

In consideration for the St. Jude Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the BSC Parties covenant and agree that plaintiffs in the Indiana case shall withdraw and/or not further pursue any damages claim for lost profits, price erosion, an “up front” royalty payment, prejudgment interest, or attorneys’ fees against the St. Jude Parties. In addition, the BSC Parties covenant and agree that plaintiffs in the Indiana case shall only pursue a damages claim based on pulse generators and leads which plaintiffs contend infringe the patent claim asserted in the Indiana case, and will withdraw and/or not pursue any damages claim based on other products, whether through a “convoyed sales” theory or otherwise. Notwithstanding such covenant and agreement, it is understood that the defendants in the Indiana case shall continue to be free to argue that damages are not warranted due to non-infringement, invalidity and/or other defenses, except as set forth in Section 2.02(a)(ii), below. The BSC Parties further covenant and agree that plaintiffs in the Indiana case shall limit any claim for damages to a reasonable royalty theory, with a royalty that shall not exceed three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit, and that plaintiffs shall not be entitled to receive any payment in connection with the Indiana case, by way of judgment or otherwise, that exceeds three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit.

ii.

In consideration for the BSC Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the St. Jude Parties covenant and agree that they will withdraw and/or not further pursue their fraud claim and any claim for attorneys’ fees. In addition, the St. Jude Parties covenant and agree not to seek to introduce any evidence of Guidant product recalls; provided, however, that the BSC Parties covenant and agree to ensure that plaintiffs will not seek to introduce any evidence of St. Jude product recalls. The St. Jude Parties further covenant and agree that (1) defendants in the Indiana case will not seek discovery on or introduce any evidence in pleadings or court relating to Dr. Bourland’s conduct or plaintiffs’ conduct vis a vis Dr. Bourland in connection with the trial of this matter in June 2001 and related information revealed after that trial; and (2) defendants in the Indiana case will not pursue any claim or defense (e.g., unclean hands, inequitable conduct, unenforceability, estoppel, misuse, and/or fraud) based, in-whole or in-part, on Dr. Bourland’s conduct in connection with the trial of this matter in June 2001 or based, in-whole or in-part, on plaintiffs’ conduct vis a vis Dr. Bourland in connection with the trial of this matter in June 2001 and related information revealed after that trial. Defendants will remain free to pursue any defense (including, but not limited to, inequitable conduct, unenforceability and misuse) to the extent that such defense is not based in whole or in part on Dr. Bourland’s conduct in connection with the trial of this matter in June 2001 or based, in-whole or in-part, on plaintiffs’ conduct vis a vis Dr. Bourland in connection with the trial of this matter in June 2001 and related information revealed after that trial; and plaintiffs will remain free to argue that any such defense is not warranted or is not properly before the Indiana court, whether based on law of the case, waiver, failure of proof, judgment as a matter of law, or other ground.

b.	The Delaware case.
i.

In consideration for the St. Jude Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the BSC Parties covenant and agree that plaintiffs in the Delaware case shall withdraw and/or not further pursue any damages claim for lost profits, price erosion, an “up front” royalty payment, enhanced damages (i.e., treble damages and/or attorneys’ fees), or prejudgment interest, against the St. Jude Parties. In addition, the BSC Parties covenant and agree that plaintiffs in the Delaware case shall only pursue a damages claim based on pulse generators and leads which plaintiffs contend infringe the patent claims asserted in the Delaware case, and will withdraw and/or not pursue any damages claim based on other products, whether through a “convoyed sales” theory or otherwise. Notwithstanding such covenant and agreement, it is understood that the defendants in the Delaware case shall continue to be free to argue that damages are not warranted due to non-infringement, invalidity and/or other defenses, except as set forth in Section 2.02(b)(ii), below. The BSC Parties also covenant and agree that plaintiffs in the Delaware case shall withdraw their request for and/or not further pursue an injunction until all appeals have been exhausted and any judgment of infringement is final and no longer appealable. The BSC Parties further covenant and agree that plaintiffs in the Delaware case shall limit any claim for damages to a reasonable royalty theory, with a royalty that shall not exceed three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit, and that plaintiffs shall not be entitled to receive any payment in connection with the Delaware case, by way of judgment or otherwise, that exceeds three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit.

ii.

In consideration for the BSC Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the St. Jude Parties covenant and agree that they will withdraw and/or not further pursue their fourth (“no error”), sixth (“intervening rights”), and eighth (“claim splitting”) affirmative defenses, and any claim for attorneys’ fees. In addition, the St. Jude Parties covenant and agree not to seek to introduce any evidence of Guidant product recalls; provided, however, that the BSC Parties covenant and agree to ensure that plaintiffs will not seek to introduce any evidence of St. Jude product recalls.

iii.

Notwithstanding any contrary outcome of the Delaware case, the Parties agree that defendants in the Delaware case shall not be placed in a position that is worse than that of Medtronic as a result of the final resolution of the Medtronic Action. In particular, should Medtronic obtain a final, non-appealable judgment in the Medtronic Action invalidating one or more patent claims which plaintiffs in the Delaware case have asserted against the defendants in the Delaware case, the Parties agree that defendants in the Delaware case shall owe no damages or payments to the plaintiffs on any such patent claim(s). In addition, the Parties agree that, should Medtronic agree to a settlement with BSC and/or MFV of the Medtronic Action on terms more favorable than the terms plaintiffs have sought from the defendants in the Delaware case, then plaintiffs in the Delaware case shall limit their pursuit of any claim for damages in the Delaware case such that any damages claim is no less favorable for the defendants in the Delaware case than the terms of the settlement in the Medtronic Action are favorable for Medtronic, and any damages or payments owed by the defendants in the Delaware case shall be so limited.

Section 2.03.     Further Agreements. The BSC Parties agree that St. Jude and its Affiliates shall be free to seek to negotiate an agreement with MFV resolving the Indiana case and the Delaware case and that the BSC Parties will take no action to interfere with the further efforts of St. Jude and its Affiliates to negotiate with MFV a resolution of such cases. In connection with, and contingent upon, MFV’s settlement of the Indiana case and the Delaware case with St. Jude and its Affiliates, the BSC Parties covenant, consent and agree to: (1) license or sublicense the MFV patent portfolio to the St. Jude and/or its Affiliates (as provided in Section 2.06 of the CRM License Agreement) and/or permit MFV to provide St. Jude and/or its Affiliates with such a license or sublicense directly on the same or different terms as St. Jude and MFV may agree; and (2) dismiss the Indiana case and the Delaware case for no royalty or other consideration payable to BSC (including, by way of example, no payment of any settlement proceeds to BSC and no reimbursement of the costs of litigation BSC or any of its Affiliates may have incurred). The BSC Parties further covenant and agree that any license or sub-license resulting from a settlement between St. Jude and its Affiliates and MFV may be on different terms than those terms under which BSC and/or its Affiliates are currently licensed by MFV, but, in any event, shall not be on terms less favorable to St. Jude and/or its Affiliates than the terms under which BSC and/or its Affiliates are currently licensed by MFV. The BSC Parties also covenant and agree to execute any further documents or make any additional undertakings that may be necessary to effectuate the provisions of this Section 2.03. The St. Jude Parties covenant and agree that St. Jude and/or its Affiliates will be solely responsible for any payments to MFV in connection with any settlement with MFV resolving the Indiana case and the Delaware case.

Section 2.04.     Conduct of the Remaining Litigation. The BSC Parties and the St. Jude Parties further covenant and agree to conduct remaining portions of the Indiana case and the Delaware case as follows:

a.            Scheduling of the Indiana Case. The BSC Parties and the St. Jude Parties covenant and agree that plaintiffs and defendants will cooperate in good faith to negotiate and make such adjustments to the pre-trial and trial schedule in the Indiana case as are mutually acceptable such that no party suffers prejudice in meeting any applicable discovery, pretrial or trial deadlines. In order to effectuate the foregoing, the Parties covenant and agree to develop a jointly proposed pre-trial and trial schedule through good faith negotiations and to jointly request that the Court in the Indiana case vacate the existing pre-trial and trial schedule if they cannot agree on a schedule that maintains the existing trial date.

b.            Scheduling of the Delaware Case. The BSC Parties and the St. Jude Parties covenant and agree that plaintiffs and defendants will cooperate in good faith to negotiate and make such adjustments to the pre-trial and trial schedule in the Delaware case as are mutually acceptable such that no party suffers prejudice in meeting any applicable discovery, pretrial or trial deadlines. In order to effectuate the foregoing, the Parties covenant and agree to develop a jointly proposed pre-trial and trial schedule through good faith negotiations and to jointly request that the Court in the Delaware case vacate the existing pre-trial and trial schedule.

c.            Use of This Agreement in the Remaining Litigation. The BSC Parties and the St. Jude Parties covenant and agree that this Agreement, along with all of the other agreements and stipulations that are to be executed by the Parties as contemplated herein, shall be protected under Federal Rule of Evidence 408 and any other applicable state or federal privileges or immunities from use as evidence with respect to settlements or offers to compromise and that neither plaintiffs nor defendants shall seek to introduce this Agreement or the CRM License Agreement as evidence in either the Indiana case or the Delaware case for any purpose other than as may reasonably be required to enforce and effectuate the provisions of this Agreement.

d.            No Admissions. The BSC Parties and the St. Jude Parties covenant and agree that nothing in this Agreement shall be construed as an admission of liability by any party and that neither plaintiffs nor defendants will seek to use or construe this Agreement in the Indiana case or the Delaware case as an admission of liability by any party.

Section 2.05.    Additional Agreements Regarding the Lauro Arbitration. With respect to the arbitration claims asserted by ANS against Bonaventura (Reno) Lauro (International Institute for Conflict Prevention and Resolution Case No. G-06-07A) (the “Lauro Arbitration”), the BSC Parties additionally covenant and agree to deliver to St. Jude within five (5) business days of the Effective Date, a signed, written release and stipulation from Bonaventura (Reno) Lauro in which Mr. Lauro has agreed to a mutual dismissal with prejudice of the arbitration between ANS and Mr. Lauro that is pending before the International Institute for Conflict Prevention and Resolution, Case No. G-06-07A (the “Lauro Arbitration”) and releasing all related claims between Mr. Lauro and the St. Jude Parties.

ARTICLE III

Cross Licenses

Section 3.01.    As part of the consideration for entering into this Agreement, the Parties shall execute contemporaneously with the execution of this Agreement the CRM License Agreement and the SCS License Agreement. The Parties further covenant and agree to cause each of their Affiliates that holds any ownership interest in the Licensed Patents (as defined in the CRM License Agreement or SCS License Agreement, as appropriate) to execute and deliver to the other party within thirty (30) days after the Effective Date a Consent and Agreement to be Bound by License, substantially in the form of Exhibit I, hereto, with regard to the CRM License Agreement, and the SCS License Agreement. The Parties agree that their sole remedy for any failure by a party to cause an Affiliate to execute and deliver a required Consent and Agreement to be Bound by License pursuant to this Section 3.01 shall be limited to the provisions of Section 7.06 of this Agreement.

ARTICLE IV

Mutual Releases

Section 4.01.     All claims and counterclaims in the Dismissed Litigation shall be dismissed with prejudice, and each party, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the other party and its Affiliates, successors, and assigns, and all their respective officers, directors, employees, agents, and representatives from all such claims and counterclaims. Neither these releases, nor the dismissal of the ANS/ABC Cases, are intended to prejudice or impair the rights created or preserved in the SCS License Agreement, and the Parties specifically agree not to assert otherwise.

Section 4.02.    Each party, for itself and its successors and assigns, and its Affiliates and their respective successors and assigns, hereby expressly waives any right that it may have under the laws or statutes of any jurisdiction that limits the extension of a release to certain types of claims, including, but not limited to, California Civil Code § 1542, which provides that: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

ARTICLE V

Termination of Japanese Distribution Agreement

Section 5.01.    The Parties hereby agree that the Distribution Agreement by and between Advanced Neuromodulation Systems, Inc. and Boston Scientific Corporation dated June 20, 2002, (the “Japanese Distribution Agreement”) and the respective rights and obligations of St. Jude and its Affiliates and BSC and its Affiliates set forth therein are terminated in all respects except for those provisions that by their terms were contemplated to survive any termination of the Japanese Distribution Agreement (the “Surviving Obligations”). Other than for the Surviving Obligations, each of the parties, for itself, its successors and assigns, hereby covenants not to sue, releases and forever discharges the other parties, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, of and from any claims, demands, actions, cause and causes of action, suits, liabilities, obligations, promises, injuries or damages, of any name, nature or description in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, or fixed or contingent, which the releasing party now has, or ever had, or which it shall or may have in the future, arising out of or in connection with the Japanese Distribution Agreement.

ARTICLE VI

Covenant Not to Sue on Spinal Cord Stimulation Products

Section 6.01.    The St. Jude Parties and their Affiliates hereby covenant not to sue the BSC Parties and/or their Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users with respect to any alleged infringement of patent or other intellectual property rights owned or held by St. Jude and/or its Affiliates by any products used in spinal cord stimulation to manage chronic pain that are currently commercially marketed and sold as of the Effective Date anywhere in the world, pursuant to FDA, CE mark, or MHLW approval, and all Derivative Products.

Section 6.02.    The BSC Parties and their Affiliates hereby covenant not to sue the St. Jude Parties and/or their Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users with respect to any alleged infringement of patent or other intellectual property rights owned or held by BSC and/or its Affiliates by any products used in spinal cord stimulation to manage chronic pain that are currently commercially marketed and sold as of the Effective Date anywhere in the world, pursuant to FDA, CE mark, or MHLW approval, and all Derivative Products.

ARTICLE VII

Representations and Warranties

Section 7.01.     Each of the Parties represents and warrants that it has the power and authority to execute, deliver, enter into and perform this Agreement and that it is legally permitted to grant the rights granted and to make all covenants and perform all obligations required by this Agreement, including all of the exhibits hereto.

Section 7.02. Each of the Parties represents and warrants that to the extent that any third-party consents are required for the performance of any of its obligations under this Agreement, it has obtained all such required consents. Notwithstanding the foregoing, to the extent that a third party consent is required for sublicensing under Section 2.02 of the CRM License Agreement, this Section 7.02 is not intended as a representation and warranty by any party that such consent has been secured.

Section 7.03. The BSC Parties represent and warrant to the St. Jude Parties that all plaintiffs in the Delaware case and the Indiana case shall conduct those cases in accordance with, and subject to, the covenants and agreements set forth in Sections 2.02 and 2.04, above, which are incumbent on the BSC Parties. The Parties agree that the St. Jude Parties’ sole remedy for any breach of this Section 7.03 by the BSC Parties shall be as set forth in the provisions of Section 7.06, except that any breach of this Section 7.03 by the BSC Parties as a result of a failure to conduct those cases in accordance with, and subject to, the covenants and agreements in Section 2.02 shall also operate to relieve the St. Jude Parties from their obligations under Section 2.02, above, to an extent that is commensurate with the failure of the BSC Parties. Absent agreement of the Parties, the extent of relief that shall be afforded the St. Jude Parties from their obligations under Section 2.02, above, shall be determined by the Court in which the failure of the BSC Parties arose.

Section 7.04.     The St. Jude Parties represent and warrant to the BSC Parties that defendants in the Delaware case and the Indiana case shall conduct those cases in accordance with, and subject to, the covenants and agreements set forth in Section 2.02, above, which are incumbent on the St. Jude Parties. The Parties agree that any breach by the St. Jude Parties of this Section 7.04 shall not result in termination of the Parties’ other rights and obligations as set forth in the other provisions of this Agreement and that the sole remedy for breach of this Section 7.04 by the St. Jude Parties as a result of a failure to conduct those cases in accordance with, and subject to, the covenants and agreements in Section 2.02 shall be to relieve the BSC Parties from their obligations under Section 2.02, above, to an extent that is commensurate with the failure of the St. Jude Parties. Absent agreement of the Parties, the extent of relief that shall be afforded to the BSC Parties from their obligations under Section 2.02, above, shall be determined by the Court in which the failure of the St. Jude Parties arose.

Section 7.05. The BSC Parties represent and warrant that, with regard to the Indiana case and the Delaware case and subject to the terms of Section 2.02, above, BSC and/or its Affiliates shall fully perform all obligations required of BSC and/or its Affiliates and enforce all rights to which BSC and/or its Affiliates are entitled under its current agreements with MFV, except that BSC and its Affiliates waive any right to any settlement proceeds and/or reimbursement of the costs of litigation pursuant to Section 2.03, above, in the event of an agreement between St. Jude and its Affiliates and MFV resolving the Indiana case and the Delaware case. The BSC Parties further represent and warrant that until final, non-appealable judgments are entered in both the Indiana case and the Delaware case, or both of those cases are otherwise fully resolved and dismissed, neither BSC nor any of its Affiliates will modify, alter or waive any of their obligations or rights under any current agreement with MFV without first providing notice to and receiving written consent from the St. Jude Parties, which consent shall not be unreasonably withheld.

Section 7.06. Each party shall defend, indemnify, and hold harmless the other party and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of the other party and its Affiliates (collectively, the “Indemnified Parties”), against any and all legal expenses, costs, settlements, judgments, claims, controversies, demands, rights, disputes, grievances, causes of action, damages, enhanced damages, injunctions, attorneys’ fees or prejudgment interest imposed on or incurred by any of the Indemnified Parties by reason of any failure, inaccuracy, or breach of any of the representations and warranties of such party pursuant to this Article VII or failure to obtain the consent of an Affiliate pursuant to Section 3.01, above.

ARTICLE VIII

Confidentiality/Publicity Concerning Agreement

Section 8.01.     It is intended that, to the extent possible, the terms of this Agreement remain confidential. No party or any Affiliate of a party shall originate any publicity, news release, or other such general public announcement or make any other disclosure to any third party regarding the terms of this Agreement without the express written consent of the other party (without limitation, the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its Affiliate to its employees, shareholders, directors, officers, accountants, auditors and legal counsel). Notwithstanding the foregoing provision, the Parties and their respective Affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by counsel to fulfill an obligation under securities laws or the rules of the New York Stock Exchange or other applicable stock exchange or to protect any intellectual property right in any territory so long as the disclosing party provides notice to the other party at least five(5) business days prior to such disclosure. However, the Parties agree that, with regard to any required disclosure to the Securities and Exchange Commission regarding this Agreement or the fact that it has been executed that is made on or around the Effective Date, prior notice to the other party shall not be required.

ARTICLE IX

Notices

Section 9.01.     Any notice or other communication to be made pursuant to this Agreement shall be sent to the other party at its address listed below or at such other address such party may hereinafter designate to the other party in writing:

If to the BSC Parties:

President and CEO

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

with a copy to: General Counsel

If to the St. Jude Parties:

President and CEO

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

with a copy to: General Counsel

Notice shall be deemed to have been given: (i) at the expiration of two (2) business days from the date of delivery by facsimile transmission, provided a copy is deposited postage prepaid for delivery with the postal service or given for delivery to an express courier service on the same date as the sending of the facsimile, or (ii) ten (10) business days from the date the communication is deposited postage prepaid with the postal service or given to an express courier service, unless actual receipt of the notice at an earlier date is established. Without limitation of the foregoing, a written receipt signed by the addressee or its duly appointed representative situated at the addresses set forth hereinabove shall constitute sufficient evidence of service. Either party may change its address and facsimile information by written notice given in accordance with the provisions of this Section 9.01.

ARTICLE X

Alternative Dispute Resolution

Section 10.01.  (a)          Except as to any dispute concerning Sections 2.02 and 2.04, any dispute that arises out of or relates to this Agreement, including an alleged breach of this Agreement but excluding any dispute under Section 8.01(a) of the CRM License Agreement or Section 8.01(a) of the SCS License Agreement, between (i) St. Jude or a St. Jude Affiliate and (ii) BSC or a BSC Affiliate which is not resolved by negotiation as provided in subsection (b) of this Section 10.01 shall be resolved by binding Alternative Dispute Resolution (“ADR”) in the manner described in Exhibit H. Disputes relating to Sections 2.02 and 2.04 of this Agreement may be resolved by the Court in the Indiana case or the Delaware case, as appropriate, or by negotiation as provided in subsection (b) of this Section 10.01; however, if the dispute is not resolved by such means, then the dispute shall be resolved by the ADR procedure of Exhibit H.

(b)          The Parties recognize that a bona fide dispute may arise from time to time as to certain matters that relate to this Agreement. In all such instances, any party may, by written notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Such designated employees are as follows:

For the BSC Parties:

General Counsel

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

For the St. Jude Parties:

General Counsel

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

Any settlement reached by the Parties under this Section 10.01 shall not be binding until reduced to writing and signed by authorized officers of BSC and St. Jude. If the designated employees are unable to resolve such dispute within such sixty-day period, any party may invoke the ADR provisions of this Section 10.01.

ARTICLE XI

General Provisions

Section 11.01.  Modification. This Agreement may not be modified, changed, or terminated orally. No change, modification, addition, or amendment shall be valid unless given in a writing expressly indicating an intent to modify the Agreement and duly executed by the Parties.

Section 11.02.  Entire Agreement. This Agreement, along with all of the other agreements and stipulations that are to be executed by the Parties as contemplated herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any and all negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof.

Section 11.03.  Governing Law. Recognizing that the laws within the United States and international jurisdictions vary in their content and effect with respect to similar subject matter, and that the Parties desire uniformity and predictability in interpretation and enforcement of this Agreement, the Parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of Minnesota (without regard to principles of conflicts of laws), including its procedural laws; provided, however, that (a) nothing in Minnesota state procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in this Agreement, and (b) no Minnesota state arbitration laws or arbitration rules shall be applicable.

Section 11.04.  Force Majeure. No party (including any of its Affiliates) shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, action of any government or agency thereof, war or insurrection, civil commotion, destruction of facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of public utilities or common carriers. The party (or Affiliates) so affected shall give prompt notice to the other Parties of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All Parties (or Affiliates) agree to endeavor to resume their performance hereunder if such performance is delayed or interrupted by reason of force majeure.

Section 11.05.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

Section 11.06.  Captions. The captions in this Agreement are intended solely as a matter of convenience and are for reference only, and shall be given no effect in the construction or interpretation of this Agreement.

Section 11.07.  Severability of Provisions. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

Section 11.08.  No Agency. At no time shall any party or its Affiliate hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other party or its Affiliates. No party or its Affiliates shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or its Affiliates or to bind the other party or its Affiliates with regard to any other contract, agreement, or undertaking with a third party.

Section 11.09.  Further Assurances. At such time and from time to time on and after the Effective Date upon request by a party, the other party will execute and deliver or will cause to be executed and delivered, all such further acts, acknowledgments, and assurances that may be reasonably required for carrying out the purposes of this Agreement. Such further assurances may include, but not be limited to, an acknowledgment by Affiliates of a party that such Affiliates are bound by the terms and provisions of this Settlement Agreement.

Section 11.10.  Construction Against Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

Section 11.11.  Protective Orders. The court-entered confidentiality agreements and protective orders shall remain in full force and effect after dismissal of the Dismissed Litigation, and the Parties shall remain bound by their terms. Each party shall sequester protected information and documents produced in the Litigation (including all copies thereof), as well as other materials containing information that the other party has designated as confidential and subject to protective order. Within ninety (90) days of the Effective Date, each party may identify any information and/or document(s) produced in one or more of the Minnesota Pacesetter case, the Minnesota CPI case, or the Indiana case that the party desires to use in the Delaware case as well as any information and/or document(s) produced in one or more of the Minnesota Pacesetter case, the Minnesota CPI case, or the Delaware case that the party desires to use in the Indiana case. Absent an objection for good cause by the non-identifying party, the identifying party shall thereafter be entitled to use the information and/or document(s) as though produced in the Indiana case and/or the Delaware case, as appropriate. Should the non-identifying party have good cause to object to the use of any information and/or document(s) so identified, the non-identifying party shall provide the basis for such objection within ten (10) court days of the identification of the information and/or document(s). If an objection is made, the parties shall promptly meet and confer to attempt a good faith resolution. If a resolution is not reached, the non-identifying party can request that the court in the Indiana case and/or the Delaware case, as appropriate, preclude any use of the objectionable information and/or document(s) by the identifying party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and duly attested by their corporate officers authorized for this purpose.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Paul W. Sandman
Executive Vice President, Secretary and General Counsel

ATTEST:

By:	/s/ Lawrence J. Knopf

ST. JUDE MEDICAL, INC.

By:	/s/ Pamela S. Krop
Vice President, General Counsel and Secretary

ATTEST:

By:	/s/ James W.A. Ladner

EXHIBIT A

        See Exhibit 10.6 to St. Jude Medical’s Quarterly Report on Form 10-Q for the period ending September 30, 2006.

EXHIBIT B

        See Exhibit 10.7 to St. Jude Medical’s Quarterly Report on Form 10-Q for the period ending September 30, 2006.

EXHIBIT C

Form of Dismissal of Minnesota Pacesetter Case

UNITED STATES DISTRICT COURT

DISTRICT OF MINNESOTA

PACESETTER, INC., and ST. JUDE MEDICAL S.C., INC., Plaintiffs,	Case No. 02-CV-1337 DWF/SRN
v.	STIPULATION OF DISMISSAL UNDER FRCP 41(a)(1)(ii) & 41(c)
CARDIAC PACEMAKERS, INC. and GUIDANT SALES CORPORATION, Defendants.

The parties to this action having settled their dispute, it is stipulated and agreed by and among the parties to this action, represented by their attorneys, as follows:

1.            The Second Amended Complaint is hereby dismissed with prejudice to the plaintiffs.

2.            Any and all pending motions or requests for relief by any of the parties are hereby withdrawn.

3.	Each party is to bear its own costs and attorneys’ fees.
So agreed and stipulated.

_________________________________
Michael A. Lindsay
DORSEY & WHITNEY LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
(612) 340-2600

Jeffrey M. Olson
SIDLEY & AUSTIN LLP
555 West Fifth Street
Los Angeles, CA 90013
(213) 896-6000

Denis R. Salmon
H. Mark Lyon
GIBSON, DUNN & CRUTCHER LLP
1881 Page Mill Road
Palo Alto, CA 94304
(650) 849-5300

_________________________________
Kenneth A. Liebman
Felicia J. Boyd
David J.F. Gross
Julie Knox Chosy
FAEGRE & BENSON LLP
90 South Seventh St., Suite 2200
Minneapolis, MN 55402-3901
(612) 766-7000

So ordered:

_________________________________
U.S. District Judge

_________________________________
Date

Exhibit D

Form of Dismissal of Minnesota CPI Case

UNITED STATES DISTRICT COURT

DISTRICT OF MINNESOTA

CARDIAC PACEMAKERS, INC. and GUIDANT SALES CORPORATION, Plaintiffs,	Case No. 04-CV-1016 JMR/FLN
v.	STIPULATION OF DISMISSAL UNDER FRCP 41(a)(1)(ii) & 41(c)
ST. JUDE MEDICAL, INC., ST. JUDE MEDICAL, S.C., INC., and PACESETTER, INC., Defendants.

The parties to this action having settled their dispute, it is stipulated and agreed by and among the parties to this action, represented by their attorneys, as follows:

4.            The Second Amended Complaint is hereby dismissed with prejudice to the plaintiffs.

5.            The counterclaims of the First Amended Answer to the Second Amended Complaint are hereby dismissed with prejudice to the defendants.

6.            Any and all pending motions or requests for relief by any of the parties are hereby withdrawn.

7.	Each party is to bear its own costs and attorneys’ fees.

So agreed and stipulated.

_________________________________
Kenneth A. Liebman
Felicia J. Boyd
David J.F. Gross
Julie Knox Chosy
FAEGRE & BENSON LLP
90 South Seventh St., Suite 2200
Minneapolis, MN 55402-3901
(612) 766-7000

_________________________________
Morgan Chu
Scott D. Baskin
Gary N. Frischling
IRELL & MANELLA LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
(310) 277-1010

Denis R. Salmon
H. Mark Lyon
GIBSON, DUNN & CRUTCHER LLP
1881 Page Mill Road
Palo Alto, CA 94304
(650) 849-5300

Michael T. Nilan
HALLELAND LEWIS NILAN & JOHNSON, P.A.
Pillsbury Center South, Suite 600
220 South Sixth Street
Minneapolis, MN 55402-4501
(612) 338-1838

So ordered:

_________________________________
U.S. District Judge

_________________________________
Date

EXHIBIT E

Form of Dismissal of California Case

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

PACESETTER, INC., ST. JUDE MEDICAL, INC., and
ST. JUDE MEDICAL S.C., INC.,

Plaintiffs,

v.

INTERMEDICS, INC., CARDIAC PACEMAKERS, INC., GUIDANT SALES CORPORATION, and
DOES I through L, inclusive,

Defendants.

CASE NO.: CV 06-3166 GHK (FFMx) STIPULATION OF DISMISSAL

The parties to this action having settled their dispute, it is stipulated and agreed by and among the parties to this action, represented by their attorneys, as follows:

8.	The Complaint is hereby dismissed with prejudice to the plaintiffs.

9.	Each party is to bear its own costs and attorneys’ fees.

So agreed and stipulated.

_________________________________
Morgan Chu
Scott D. Baskin

Gary N. Frischling
IRELL & MANELLA LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
(310) 277-1010

_________________________________
Kenneth A. Liebman
Felicia J. Boyd

David J.F. Gross
Julie Knox Chosy
FAEGRE & BENSON LLP
90 South Seventh St., Suite 2200
Minneapolis, MN 55402-3901
(612) 766-7000

Mark A. Flagel
Bruce D. Kuyper
Shanaira Udwadia
LATHAM & WATKINS LLP
633 West Fifth Street
Los Angeles, CA 90071-2007
(213) 485-1234

So ordered:

_________________________________
U.S. District Judge

_________________________________
Date

EXHIBIT F

Form of Dismissal of ANS/ABC Texas Case

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF TEXAS

SHERMAN DIVISION

ADVANCED NEUROMODULATION SYSTEMS, INC., Plaintiff/Counter-Defendant,	Case No. 04-CV-00131 (Schell)
v.	STIPULATION OF DISMISSAL UNDER FRCP 41(a)(1)(ii) & 41(c)
ADVANCED BIONICS CORPORATION, Defendant/Counter-Plaintiff.

The parties to this action having settled their dispute, it is stipulated and agreed by and among the parties to this action, represented by their attorneys, as follows:

10.     The First Amended Complaint is hereby dismissed with prejudice to the plaintiff/counter-defendant.

11.     The counterclaims contained in the Second Amended Answer and Counterclaims are hereby dismissed with prejudice to the defendant/counter-plaintiff.

12.     Any and all pending motions or requests for relief by any of the parties are hereby withdrawn.

13.     Each party is to bear its own costs and attorneys’ fees.

So agreed and stipulated.

_________________________________
Bryant C. Boren, Jr.
Timothy S. Durst
Christopher W. Kennerly
BAKER BOTTS L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
(214) 953-6500

Clyde B. Siebman
Lawrence A. Phillips
SIEBMAN, BURG, REYNOLDS & PHILLIPS
Federal Courthouse Square
300 N. Travis
Sherman, TX 75090
(903) 870-0070

_________________________________
Frank Finn
THOMPSON & KNIGHT LLP
1700 Pacific Avenue
Suite 3300
Dallas, TX 75201
(214) 969-1700

Matthew Wolf
Jennifer Sklenar
Marc Cohn
John Nilsson
HOWREY SIMON ARNOLD & WHITE
1299 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 383-7067

So ordered:

_________________________________
U.S. District Judge

_________________________________
Date

EXHIBIT G

Form of Dismissal of ANS/ABC Arbitration

SETTLEMENT AGREEMENT

INTERNATIONAL INSTITUTE FOR

CONFLICT PREVENTION AND RESOLUTION

ADVANCED NEUROMODULATION SYSTEMS, INC., Claimant, v. ADVANCED BIONICS CORPORATION, Respondent, ADVANCED NEUROMODULATION SYSTEMS, INC., Claimant, v. BONAVENTURA RENO LAURO, Respondent,	§ § § § § § § § § § § § § § § § § § § § §	Richard D. Rochford, Arbitrator File Nos. G-06-07A and G-06-08A

STIPULATION OF DISMISSAL

The parties to this action having settled their dispute, it is stipulated and agreed by and among the parties to this action, represented by their attorneys, as follows:

1.             Advanced Neuromodulation Systems, Inc.’s (ANS) Notice of Arbitration against Advanced Bionics Corporation (“Bionics”) is hereby dismissed with prejudice to ANS.

2.             ANS’s Notice of Arbitration against Bonaventura Reno Lauro (“Lauro”) is hereby dismissed with prejudice to ANS.

3.             Any defenses or counterclaims arising out of the facts or circumstances underlying this action that could have been made by Bionics or Lauro are hereby dismissed with prejudice to Bionics and Lauro.

4.             Relief sought in all pending motions by any of the parties is denied.

5.             Each party is to bear its own costs and attorneys’ fees.

IT IS SO ORDERED.

SIGNED this _____________ day of July, 2006.

RICHARD D. ROCHFORD ARBITRATOR

Stipulation of Dismissal DAL01:916517.1	Page - 1

Agreed and stipulated:

_____________________________

Bryant C. Boren, Jr.

State Bar No. 02664100

bryant.c.boren@bakerbotts.com

Timothy S. Durst

State Bar No. 00786924

tim.durst@bakerbotts.com

Christopher W. Kennerly

State Bar No. 00795077

chris.kennerly@bakerbotts.com

BAKER BOTTS L.L.P.

2001 Ross Avenue

Dallas, Texas 75201-2980

(214) 953-6500 (Telephone)

(214) 953-6503 (Facsimile)

ATTORNEYS FOR ADVANCED

NEUROMODULATION SYSTEMS, INC.

_____________________________

Matthew M. Wolf

Marc A. Cohn

HOWREY, SIMON, ARNOLD & WHITE, LLP

1299 Pennsylvania Avenue, N. W.

Washington, DC 20004

(202) 783-0800 (Telephone)

(202) 383-6610 (Facsimile)

ATTORNEYS FOR ADVANCED BIONICS CORPORATION

_____________________________

Marc D. Katz

Texas Bar No. 00791002

Scott S. Rowekamp

Texas Bar No. 24027823

JENKENS & GILCHRIST

A Professional Corporation

1455 Ross Avenue, Suite 3700

Dallas, Texas 75202-2711

(214) 855-4500 (Telephone)

(214) 855-4300 (Facsimile)

ATTORNEYS FOR BONAVENTURA RENO LAURO

Stipulation of Dismissal DAL01:916517.1	Page - 2

EXHIBIT H

ADR Procedure Pursuant to Section 10.01

1.        Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 10.01(b), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.        Within twenty (20) days after filing the Notice of Arbitration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in commercial licensing, preferably in the medical devices industry. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.        The parties shall be entitled to discovery as ordered by the arbitrator; however, it is the intention of the parties that any such discovery be limited in scope in order to reduce the cost and burden to the parties. The arbitrator shall take this intention into account when ordering discovery so that any discovery so ordered is narrowly-tailored to lead to relevant information while minimizing the burden and cost of such discovery on the parties.

4.        The arbitrator will be empowered to award specific performance of the Agreement, as well as compensatory damages, costs, and attorneys’ fees to the prevailing party, as the arbitrator deems appropriate. No punitive damages of any kind shall be awarded.

5.        The arbitration shall be conducted in such a way that the arbitrator issues a decision and award no later than six (6) months after commencement of the arbitration.

EXHIBIT I

Form Language for Consent and Agreement to Be Bound (Section 3.01)

BSC Affiliates:

For Consent and Agreement to Be Bound to the CRM License Agreement:

Reference is hereby made to the CRM License Agreement dated as of July 29, 2006, by and between Boston Scientific Corporation and St. Jude Medical, Inc. (the “License Agreement”). The undersigned Affiliate of Boston Scientific Corporation hereby consents to, and agrees to be bound by, all of the terms and conditions of the License Agreement to which Boston Scientific Corporation is bound.

For Consent and Agreement to Be Bound to the SCS License Agreement:

Reference is hereby made to the SCS License Agreement dated as of July 29, 2006, by and between Boston Scientific Corporation and St. Jude Medical, Inc. (the “License Agreement”). The undersigned Affiliate of Boston Scientific Corporation hereby consents to, and agrees to be bound by, all of the terms and conditions of the License Agreement to which Boston Scientific Corporation is bound.

St. Jude Affiliates:

For Consent and Agreement to Be Bound to the CRM License Agreement:

Reference is hereby made to the CRM License Agreement dated as of July 29, 2006, by and between Boston Scientific Corporation and St. Jude Medical, Inc. (the “License Agreement”). The undersigned Affiliate of St. Jude Medical, Inc. hereby consents to, and agrees to be bound by, all of the terms and conditions of the License Agreement to which St. Jude Medical, Inc. is bound.

For Consent and Agreement to Be Bound to the SCS License Agreement:

Reference is hereby made to the SCS License Agreement dated as of July 29, 2006, by and between Boston Scientific Corporation and St. Jude Medical, Inc. (the “License Agreement”). The undersigned Affiliate of St. Jude Medical, Inc. hereby consents to, and agrees to be bound by, all of the terms and conditions of the License Agreement to which St. Jude Medical, Inc. is bound.